SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 1, 2002

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                        1-3122             13-5549268
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 (State or Other Jurisdiction         (Commission File       (IRS Employer
       of Incorporation)                   Number)         Identification No.)


    40 Lane Road, Fairfield, New Jersey                           07004
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 (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On April 1, 2002, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of business acquired: Not applicable.

(b)  Pro forma financial information: Not applicable.

(c)  Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 2, 2002

                                            COVANTA ENERGY CORPORATION


                                            By: /s/ Timothy J. Simpson
                                                ----------------------
                                            Name: Timothy J. Simpson
                                            Title: Vice President, Associate
                                                   General Counsel and
                                                   Assistant Secretary

                                                                       EXHIBIT A

                                                             COVANTA ENERGY Logo


FOR IMMEDIATE RELEASE


                    COVANTA ANNOUNCES FINANCIAL RESTRUCTURING
                         RESULTING FROM STRATEGIC REVIEW

                -- Company Files Voluntary Chapter 11 Petition --

          -- KKR Intends to Provide $225 Million in Equity Financing --

           -- $463 Million Debtor-in-Possession Financing Arranged --

      -- Announces Program to Focus on Core Energy and Water Operations --

FAIRFIELD, NJ, April 1, 2002 - Covanta Energy Corporation (NYSE: COV) today announced a financial restructuring plan resulting from its comprehensive review of strategic alternatives. As the first element of that plan, the Company has filed a voluntary petition for Chapter 11 reorganization with the U.S. Bankruptcy Court in the Southern District of New York. The Company's core energy and water facilities will continue to operate in the normal course of business and will be unaffected by the filing.

Results of Strategic Review
Today's announcement represents the culmination of the strategic review conducted by the Company's Board and management, with outside financial advisers, which was announced in December 2001. As a result of that review, the
Company:
    o Determined that reorganization under Chapter 11 represents the most viable venue to reorganize the Company's capital structure, complete the disposition of its remaining non-core entertainment and aviation assets, and protect the value of the Energy and Water franchise;
    o Entered into a non-binding Letter of Intent with the investment firm of Kohlberg Kravis Roberts & Co. (KKR) for a $225 million equity investment under which a KKR affiliate would acquire the Company upon emergence from Chapter 11; and
    o Announced a strategic restructuring program to focus on the U.S. energy and water market, expedite the disposition of non-core assets and, as a result, reduce overhead costs.

In connection with the filing, Covanta obtained a commitment for $463 million of debtor-in-possession (D-I-P) financing from its current bank group. This financing, subject to approval by the Bankruptcy Court, will cover all of the Company's ongoing cash needs and help ensure the continuation of the Company's Letters of Credit, which are used to support the performance and payment obligations of its core energy and water facilities.

Scott G. Mackin, Covanta President and Chief Executive Officer, stated, "We have painstakingly reviewed and pursued all options outside of a Chapter 11 filing for quite some time now. Our core businesses - Waste to Energy, Independent Power Production and Water - are strong. However, the capital structure impediments left over from the non-core, former Ogden Corporation businesses, and the lack of access to the capital markets as means by which to deal with them, have foreclosed other options. The exhaustive strategic review has demonstrated that Chapter 11 represents the most viable venue for Covanta to address those capital structure issues, expedite our restructuring and preserve the value of our strong core businesses. When we emerge, we will do so with a strong balance sheet and core businesses unencumbered by the problems we inherited.

"We are gratified by the support of our bank group and KKR, which we believe will allow us to complete the Chapter 11 process expeditiously. Our bank group, particularly the Agents, has worked exceptionally hard to put together an impressive D-I-P facility that will preserve our core businesses through this process. And, the relationship we have formed with KKR over the past several months is particularly exciting. Their expertise, business acumen and financial resources will add significant value to Covanta's prospects, and their potential investment affirms the strength of our core energy and water operations.

"We are working to obtain court approval of the substantial D-I-P package quickly, but in the meantime, interim approval affords us access to ample cash with which we will continue to operate our energy and water facilities as usual. At this time, the Company has in excess of $55 million in its domestic accounts. We intend to pay in full our post-petition obligations, including payments to vendors. With our bank group and KKR, we look forward to working with our creditors to develop a Plan of Reorganization that is fair and feasible and positions us to realize the full potential of our core businesses," Mr. Mackin said.


$225 Million Equity Investment by KKR
The non-binding Letter of Intent with KKR provides that the Company and its bank group will work exclusively with KKR for up to 90 days. Upon completion of due diligence, the negotiation and execution of definitive agreements satisfactory to the Company, KKR, the bank group and other creditors, the confirmation of a Plan of Reorganization by the Court and the satisfaction of other conditions, KKR would acquire the Company upon its emergence from Chapter 11. The Agents of the bank group providing the Company's D-I-P financing have signed the Letter of Intent and support a transaction with KKR.

The rights of Covanta's creditors would be determined as part of the Plan of Reorganization. Existing common equity and preferred shareholders are not expected to participate in the new capital structure.

Scott Stuart, Member of KKR, said, "KKR has been working closely with Covanta's management team for several months to determine the Company's optimal course for the future. We are pleased that the Company has elected to partner with us after its lengthy strategic review process. While this is an extremely complex situation given the particular challenges of the Company's capital structure, we are attracted to Covanta's core assets and strong management team. We look forward to continuing to work closely with the Company, the bank group and other creditors to implement a Plan of Reorganization that will best meet Covanta's objectives now and over the long term."


$463 Million Debtor-in-Possession Financing Arranged by Existing Bank Group
The filing immediately enhanced Covanta's liquidity by enabling the Company to restructure liabilities associated with its non-core entertainment and aviation businesses. Moreover, the Company has obtained a commitment for $463 million in debtor-in-possession (D-I-P) financing from its bank group, led by the Agents. This financing, which is subject to definitive court approval, will cover all of the Company's ongoing cash needs and helps ensure the continuation of the Company's Letters of Credit that support the performance and payment obligations of our core energy and water facilities.


Restructuring Program to Focus on Its Core Energy and Water Business
Covanta also announced a restructuring program to focus on the U.S. energy and water industry, expedite the disposition of its non-core assets and, thereby reduce overhead costs.

Further, the Company announced that it has completed the sale of its Thai energy assets for $35 million to two consortia of co-investors. The sales included Covanta's Saha and Rojana co-generation facilities, as well as its subsidiary operating those plants.


Core Energy, Water Facilities Conducting Business in Ordinary Course
Covanta will continue to conduct business at its core energy and water facilities. The Chapter 11 filing will have no effect on their operation, and the Company intends to continue operating those facilities according to the same high standards as always.

"Continued performance to our loyal customers, client communities, partners and vendors is our paramount focus," said Mr. Mackin. "We value those relationships and are committed to maintaining the same levels of service and performance that they have come to expect from us. In particular, we are grateful to the many clients who have gone out of their way to voice their support for us as we go through this process.

"We will become predominately a domestic energy and water business allowing us to more efficiently focus our resources on the current operations and the expansion opportunities available to us in the U.S. The Chapter 11 process along with KKR's continuing involvement will give us the ability to efficiently accomplish this self-help program which we will begin immediately."

The Company's project debt is unaffected by the Chapter 11 filing. Project bondholders should expect that all debt service payments will continue. In fact, because Chapter 11 protects the value of the Company's core energy assets, the filing will help ensure the projects' continued performance and associated project debt payments.

The Company intends to maintain its qualified benefits programs for employees and to continue the current payroll schedule.

"The foundation of Covanta is its employees," Mr. Mackin concluded. "Their effort and dedication, particularly over the last two years, have put us in a position to build on our core franchise to further strengthen the Company and enhance its prospects for the future. We are grateful for their ongoing support."

                               *       *       *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:

    o Economic, capital market and other business conditions affecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;

    o Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;

    o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.

    o Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

    o Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;

    o The lack of operating history at development projects provides only a limited basis for management to project the results of future operations.

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Contacts:

For Covanta:   Investor Relations:
               Louis M. Walters 973-882-7260

               Media Relations:
               Eric Berman, David Lilly
               Kekst & Company, 212-521-4800

 For KKR:
               Josh Pekarsky, Molly Morse
               Kekst and Company, 212-521-4877/4826
               josh-pekarsky@kekst.comjosh-pekarsky@kekst.com
               molly-morse@kekst.com

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